Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business/Financial Editors:
    Western Goldfields Announces Year-End 2006 Results

    <<
    -  Company makes excellent progress toward bringing Mesquite Mine into full production
    -  First ore to the pad expected by January 2008, with full production of
       165,000 ounces per year expected April 2008
    -  Recent equity offering and new debt financing agreement expected to be signed in first-quarter 2007 should provide all funds required to proceed with Mesquite development plan
    -  New Reserve and Resource estimates will be released at the end of first-quarter 2007
    -  Company views Mesquite as its platform for growth as it seeks other similar development opportunities

    TORONTO, March 5 /CNW/ - Western Goldfields, Inc. (TSX:WGI, OTC
BB:WGDF.OB) today announced financial results for the year ended December 31,
2006. The Company's financial statements conform to accounting principles generally accepted in the United States (US GAAP). Currency amounts are expressed in U.S. dollars unless otherwise stated.
    "Western Goldfields made exciting progress in 2006 toward bringing our
Mesquite Mine in California into full production," said Mr. Randall Oliphant,
Chairman. Since the new management team was put in place in February 2006, the
Company:

    -  injected new capital ($6 million) in February to move the Company forward;
    -  completed a resource estimate in April that identified gold resources of 3.61 million ounces;
    -  released the findings of a Feasibility Study in August that confirmed gold reserves of 2.36 million ounces;
    -  initiated in September a 70,000-foot reverse-circulation drilling program aimed at increasing the gold resources and reserves at
       Mesquite; and
    -  placed $67.0 million of orders for its mining fleet with deliveries expected in May 2007.
    >>

    "With the recent completion of an equity offering that raised net proceeds of $59.3 million, as well as the signing in late November 2006 of a mandate letter to arrange debt financing for up to $105 million, we should have in place shortly all of the financing needed to bring Mesquite into full production based on our development plan," continued Mr. Oliphant. "We expect to sign the definitive debt-financing agreement within the next few weeks."
    "We are continuing to target April 2008 for full production of 165,000 ounces annually at Mesquite," said Mr. Raymond Threlkeld, President and Chief
Executive Officer. "We are continuing our reverse circulation drilling program that commenced in September 2006, and initial results show the potential for higher-grade resource additions. We intend to release new Reserve and Resource estimates at the end of first-quarter 2007."
    "We regard the Mesquite Mine as the platform for growth on which we can create increasing value for the shareholders of Western Goldfields," added Mr.
Oliphant. "Our strength as a management team is to successfully identify, acquire and bring mineral resources into full production. Our strategy is to pursue additional precious metals opportunities that we identify as having similarly exciting potential as Mesquite, particularly in North America."

    Financial Results
    -----------------

    Western Goldfields reports a net loss to common shareholders for the year ended December 31, 2006 of $11.6 million, or $0.18 cents per basic and diluted share from the sale of 13,210 ounces of gold, compared with a net loss of
$5.1 million, or $0.13 cents per basic and diluted share from the sale of
23,818 ounces of gold for the year ended December 31, 2005. Lower production from the material placed in prior years on Mesquite Mine's heap leach pads was substantially offset by a 45 percent increase in the average selling price per ounce from $411 to $595, reflecting the continuation of relatively strong pricing in world markets and the sale of the Company's entire output on the spot market. Nevertheless, revenue for 2006 was $7.9 million, down from
$9.8 million in 2005. The Company incurred significantly higher expenses in
2006 mainly as the result of bringing in a new management team and proceeding with the measures needed to bring the Mesquite Mine into full production in
2008.

    Liquidity and Capital Resources
    -------------------------------

    With the increase in Western Goldfields' stock price subsequent to its restructuring and re-financing in February 2006, the Company's liquidity has been improved through the conversion of warrants and the exercise of stock options. In 2006, the Company received cash of $11.5 million upon the exercise of 11,671,310 warrants. In addition, 500,000 preferred share warrants were exercised for proceeds of $300,000 and 1,135,000 options were exercised for proceeds of $633,000.
    At December 31, 2006, the Company's cash balance was $5.5 million and working capital was $4.5 million. This represents a significant improvement in the Company's financial position since December 31, 2005 when it reported cash of $52,000 and a working capital deficit of $2.5 million.
    The Company has issued purchase orders totaling $67.0 million for the mining fleet and has incurred expenditures and other commitments of approximately $3.8 million at February 28, 2007. To finance these capital expenditure commitments and to proceed with the other aspects of the project, the Company has pursued a range of options for equity and debt financing. The closing of the public offering of shares in January and February 2007, and signing of a debt financing mandate, as described below, once completed, should effectively secure the capital required to carry out the Company's development plans into 2008.
    On November 30, 2006, Western Goldfields announced the signing of a mandate letter to arrange and underwrite up to $105 million of project debt.
The Company is currently negotiating the terms of the credit agreement and anticipates signing a definitive agreement before the end of the first quarter of 2007.
    On January 25, 2007 the Company announced that it had completed the public offering of 31,115,000 shares of its common stock for gross proceeds of approximately $59.4 million (net proceeds of approximately $55.3 million). In connection with the issue, the Company granted the underwriters a 30-day option to purchase up to 2,215,000 additional shares of common stock to cover over-allotments. The underwriters exercised this option on February 1, 2007 for gross proceeds to the Company of approximately $4.2 million (net proceeds of approximately $4.0 million).

    2007 Outlook
    ------------

    In addition to the mining fleet purchase commitment of $67.0 million,
Western Goldfields is planning to spend approximately $30.9 million during
2007 on plant and infrastructure upgrades at Mesquite. All major environmental permits are in place for resumption of mining operations and the Company anticipates approval of local building permits in the near future to allow it to commence construction of new leach pads, carbon columns, and pipelines.
    The Company expects to sign a definitive agreement on the previously announced project debt facility by the end of the first quarter 2007. Initial deliveries of the mining fleet commenced in February, with the majority of the fleet delivery scheduled for May 2007. Pre-production stripping operations will commence in June 2007 and will continue through to January 2008, when the
Company expects to see the first ore to the pads. Full mining operations are expected to be underway by April 2008.

    Western Goldfields, Inc.
    ------------------------

    Under a new, highly experienced, and dynamic management team, Western
Goldfields is a gold producer focused on completing the expansion of its
Mesquite Mine, located in Imperial County, California, and returning the mine to full production. On August 9, 2006, Western Goldfields announced that the
Mesquite Mine's Proven and Probable reserves are estimated at 2.36 million ounces of gold and Measured and Indicated resources exclusive of reserves are estimated at 1.25 million ounces. The Company is estimating average annual production of 165,000 ounces of gold from the mine at total cost of sales of approximately $335 per ounce commencing in April 2008, with an initial project life of 9-1/2 years. Following completion of a drilling program currently underway, the Company expects to issue new Reserve and Resource estimates by the end of March 2007.
    Western Goldfields, Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI, and is quoted on the OTCBB under the symbol
WGDF.OB. For further details regarding the mineral reserves and mineral resources at Mesquite, please visit www.westerngoldfields.com.

    Forward-Looking Information
    ---------------------------

    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, financing options and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, and related expenditures. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form
10-KSB for the year ended December 31, 2005 filed with the U.S. Securities and
Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    <<
                           WESTERN GOLDFIELDS, INC.
                         CONSOLIDATED BALANCE SHEETS

                                                   December 31,  December 31,
                                                       2006          2005
                                                  ------------- -------------
    ASSETS
      CURRENT ASSETS
        Cash                                      $  5,502,535  $     52,387
        Receivables                                    223,507        10,179
        Inventories                                    511,663       905,347
        Prepaid expenses                               841,636       308,363
                                                  ------------- -------------
          TOTAL CURRENT ASSETS                       7,079,341     1,276,276
                                                  ------------- -------------

      Property, plant, and equipment, net of
       accumulated depreciation                      4,328,512     4,860,434
      Construction in progress                       2,880,775        10,853
      Investments - remediation and reclamation      6,337,006     6,248,220
      Long-term deposits                               329,146       319,286
      Long-term prepaid expenses                     1,009,555     1,161,204
      Deferred Stock Offering and Debt Issuance
       Costs                                           250,000             -
                                                  ------------- -------------
          TOTAL OTHER ASSETS                        15,134,994    12,599,997
                                                  ------------- -------------

    TOTAL ASSETS                                  $ 22,214,335  $ 13,876,273
                                                  ------------- -------------
                                                  ------------- -------------

    LIABILITIES & STOCKHOLDERS' EQUITY
      CURRENT LIABILITIES
        Accounts payable                          $  1,663,080  $    807,009
        Accounts payable to related party               31,165             -
        Accrued expenses                               835,740       650,071
        Dividends payable on preferred stock                 -        34,375
        Accrued expenses - related party                     -        45,834
        Loan payable - Romarco                               -       705,186
        Accrued interest                                     -        48,696
        Loan payable, current portion                        -     1,500,000
                                                  ------------- -------------
          TOTAL CURRENT LIABILITIES                  2,529,985     3,791,171
                                                  ------------- -------------

      LONG-TERM LIABILITIES
        Reclamation and remediation liabilities      4,805,473     6,196,570
                                                  ------------- -------------

          TOTAL LIABILITIES                          7,335,457     9,987,741
                                                  ------------- -------------

      COMMITMENTS AND CONTINGENCIES

      STOCKHOLDERS' EQUITY
        Preferred stock, $0.01 par value,
         25,000,000 shares authorized;
         0 and 1,000,000 shares issued
         and outstanding, respectively                       -        10,000
        Common stock, $0.01 par value,
         500,000,000 shares authorized;
         78,452,876 and 39,468,051 shares
         issued and outstanding, respectively          784,529       394,681
        Additional paid-in capital                  32,100,269    10,444,652
        Additional paid-in capital preferred                 -     2,175,000
        Stock options and warrants                   7,674,270     4,942,188
        Accumulated deficit                        (25,678,233)  (14,077,989)
        Accumulated other comprehensive income          (1,958)            -
                                                  ------------- -------------
          TOTAL STOCKHOLDERS' EQUITY                14,878,877     3,888,532
                                                  ------------- -------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 22,214,335  $ 13,876,273
                                                  ------------- -------------
                                                  ------------- -------------

                           WESTERN GOLDFIELDS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                       AND COMPREHENSIVE INCOME (LOSS)

                                             Year Ended December 31,
                                    ------------- ------------- -------------
                                         2006          2005          2004
                                    ------------- ------------- -------------

    REVENUES
      Revenues from gold sales      $  7,859,214  $  9,798,150  $ 10,867,235
                                    ------------- ------------- -------------

    COST OF GOODS SOLD
      Mine operating costs             7,192,596     6,550,537     7,036,396
      Mine site administration         1,642,318     1,390,789     1,836,747
      Selling, transportation,
       and refining                       32,001        36,158        87,471
      Depreciation, amortization
       and accretion                   1,352,034     1,599,098     1,773,646
      Royalties                          302,693       774,065     1,071,802
      Reclamation cost recovery       (1,459,859)     (543,964)            -
      Inventory adjustment               398,784       806,631       158,908
                                    ------------- ------------- -------------
                                       9,460,567    10,613,314    11,964,970
                                    ------------- ------------- -------------

    GROSS PROFIT (LOSS)               (1,601,353)     (815,164)   (1,097,735)
                                    ------------- ------------- -------------

    EXPENSES
      General and administrative       4,261,067     1,653,268     1,174,272
      Stock based compensation         3,209,285       518,316     1,157,821
      Severance costs payable in
       common shares                     547,200             -             -
      Exploration - Mesquite             821,071        12,852       508,335
      Exploration - Other                399,821       207,903       295,245
                                    ------------- ------------- -------------
                                       9,238,444     2,392,339     3,135,673
                                    ------------- ------------- -------------

    OPERATING LOSS                   (10,839,797)   (3,207,503)   (4,233,408)
                                    ------------- ------------- -------------

    OTHER INCOME (EXPENSE)
      Expenses of Romarco merger
       termination                    (1,225,000)            -             -
      Interest income                    391,824       173,479       114,832
      Interest expense                   (20,434)     (348,959)     (327,370)
      Gain on extinguishment of debt     142,949             -             -
      Loss on foreign exchange           (13,970)            -             -
      (Loss) gain on sale of assets      (18,837)       42,734        27,133
                                    ------------- ------------- -------------
                                        (743,468)     (132,746)     (185,405)
                                    ------------- ------------- -------------

    LOSS BEFORE INCOME TAXES         (11,583,265)   (3,340,249)   (4,418,813)

    INCOME TAXES                               -             -             -
                                    ------------- ------------- -------------

    NET LOSS                         (11,583,265)   (3,340,249)   (4,418,813)

    PREFERRED STOCK DIVIDENDS AND
     DEEMED DIVIDENDS                    (16,979)   (1,734,375)            -
                                    ------------- ------------- -------------

    NET LOSS TO COMMON STOCKHOLDERS  (11,600,244)   (5,074,624)   (4,418,813)

    OTHER COMPREHENSIVE INCOME
      Foreign currency translation
       adjustment                         (1,958)            -             -
      Change in market value of
       securities                              -         8,600       (72,225)
      Forward sales derivative
       mark-to-market                          -       678,867       176,921
                                    ------------- ------------- -------------

    NET COMPREHENSIVE LOSS          $(11,585,223) $ (2,652,782) $ (4,314,117)
                                    ------------- ------------- -------------
                                    ------------- ------------- -------------

    BASIC AND DILUTED NET LOSS PER
     SHARE                          $      (0.18) $      (0.13) $      (0.12)
                                    ------------- ------------- -------------
                                    ------------- ------------- -------------

    WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING        63,664,614    38,942,158    38,236,003
                                    ------------- ------------- -------------
                                    ------------- ------------- -------------

                           WESTERN GOLDFIELDS, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             Year Ended December 31,
                                    ------------- ------------- -------------
                                         2006          2005          2004
                                    ------------- ------------- -------------

    CASH FLOWS FROM OPERATING
     ACTIVITIES
      Net loss                      $(11,583,265) $ (3,340,249) $ (4,418,813)
      Adjustments to reconcile net
       loss to net cash provided
       (used) by operating
       activities:
        Depreciation                   1,087,517     1,021,909       770,511
        Amortization of loan fees              -       208,501       620,540
        Accretion expense (Note 9)       269,574       381,540       360,000
        Reclamation cost recovery     (1,459,860)     (543,964)            -
        Reclamation costs incurred      (200,811)            -             -
        (Gain) loss on sale of
         assets and investments           18,836       (42,734)      (16,399)
        Interest net of reimbursed
         costs - reclamation and
         remediation                     (88,786)     (158,648)      (90,578)
        Common stock issued for
         exploration assets and
         services                        136,500       166,462        87,200
        Common stock issued in
         respect of severance
         agreements                      547,200             -             -
        Stock based compensation       3,209,285       518,315     1,157,821
        Warrants issued for
         services of consultant          233,000             -             -
        Cost of extending expiry
         date of warrants                      -        39,204         5,319
        Changes in assets and
         liabilities:
        Decrease (increase) in:
          Accounts receivable           (213,327)        2,777         4,094
          Inventories                    393,684       668,902       283,044
          Prepaid expenses              (381,624)      247,386       300,408
          Deposits                             -         4,050       580,950
          Long term deposits              (9,860)       (9,612)       (9,674)
        Increase (decrease) in:
          Accounts payable               854,115       147,922       (18,498)
          Accounts payable -
           related parties                31,165             -             -
          Accrued expenses               (64,331)      (53,339)      451,678
          Accrued expenses -
           related parties               (45,835)        7,791        15,543
          Accrued interest expense       (48,695)        8,695       (25,920)
                                    ------------- ------------- -------------
    Net cash provided (used) by
     operating activities             (7,315,518)     (725,092)       57,226
                                    ------------- ------------- -------------

    CASH FLOWS FROM INVESTING
     ACTIVITIES
      Purchase of property &
       equipment, including
       Construction in Progress       (3,444,353)      (10,853)     (470,643)
      Principal payments received
       on loan receivable                      -             -        40,000
      Proceeds from sale of
       investments                             -        47,734     1,503,594
      Purchas of investments -
       remediation and reclamation             -             -    (1,509,443)
      Purchase of assets                       -       (24,366)      (15,764)
      Procceeds from sale of assets            -        25,000       407,231
                                    ------------- ------------- -------------
    Net cash provided (used) by
     investing activities             (3,444,353)       37,515       (45,025)
                                    ------------- ------------- -------------

    CASH FLOWS FROM FINANCING
     ACTIVITIES
      Proceeds from loan payable
       - Romarco                               -       705,186             -
      Cash paid for 2% penalty                 -             -      (257,152)
      Principal payments on loan      (2,205,186)   (1,500,000)   (3,000,000)
      Common stock issued for cash     4,012,000             -         9,000
      Restricted cash from 2003
       common stock issuance                   -             -     3,897,229
      Prefferd stock and warrants
       issued for cash                         -             -       500,000
      Warrants issued for cash         1,988,000             -             -
      Exercise of options to
       purchase common stock             632,750             -             -
      Exercise of warrants to
       purchase common stock          11,833,809             -             -
      Preferred stock dividends          (51,354)            -             -
                                    ------------- ------------- -------------
    Net cash provided (used) by
     financing activities             16,210,019      (794,814)    1,149,077
                                    ------------- ------------- -------------

    Change in cash                     5,450,148    (1,482,391)    1,161,278

    Cash, beginning of period             52,387     1,534,778       373,500
                                    ------------- ------------- -------------

    Cash, end of period             $  5,502,535  $     52,387  $  1,534,778
                                    ------------- ------------- -------------
                                    ------------- ------------- -------------

    SUPPLEMENTAL CASH FLOW
     DISCLOSURES:
      Interest paid                 $     69,130  $    162,419  $    359,225
                                    ------------- ------------- -------------
                                    ------------- ------------- -------------

    NON-CASH FINANCING AND
    INVESTING ACTIVITIES:
      Stock and warrants issued
       for services                 $    916,700  $    166,462  $     87,200
      Stock based compensation      $  3,209,285  $    518,315  $  1,157,821
      Stock issued for 2% penalty   $          -  $          -  $      4,464
      Prefered stock dividends      $          -  $     34,375  $          -
      Prefered stock deemed
       dividends                    $          -  $  1,700,000  $          -
    >>

    %SEDAR: 00021587E          %CIK: 0001208038

    /For further information: please visit www.westerngoldfields.com, or contact: Brian Penny, Chief Financial Officer, (416) 324-6002,
bpenny(at)westerngoldfields.com; Julie Taylor Pantziris, Director, Regulatory
Affairs and Investor Relations, (416) 324-6015, jtaylor(at)westerngoldfields.com;
Richard Wertheim, Investor and Media Relations, Wertheim + Company Inc., (416)
594-1600, wertheim(at)wertheim.ca/
    (WGDF WGI.)

CO:  Western Goldfields, Inc.

CNW 09:15e 05-MAR-07